Exhibit 10.19

Luther Burbank Corporation
Omnibus Equity and Incentive Compensation Plan

ARTICLE I. ESTABLISHMENT; PURPOSES; AND DURATION		1
1.1	Establishment of the Plan	1
1.2	Purposes of the Plan	1
1.3	Duration of the Plan	1
ARTICLE II. DEFINITIONS		1
2.1	“Affiliate”	1
2.2	“Award”	2
2.3	“Award Agreement”	2
2.4	“Beneficial Owner”	2
2.5	“Board” or “Board of Directors”	2
2.6	“Cash-Based Award”	2
2.7	“Cause”	2
2.8	“Change-in-Control”	2
2.9	“Code”	4
2.10	“Committee”	4
2.11	“Consultant”	4
2.12	“Covered Employee”	4
2.13	“Director”	4
2.14	“Dividend Equivalents”	4
2.15	“Effective Date”	4
2.16	“Employee”	4
2.17	“Exchange Act”	4
2.18	“Fair Market Value”	4
2.19	“Fiscal Year”	5
2.20	“Grant Price”	5
2.21	“Incentive Stock Option” or “ISO”	5
2.22	“Insider”	5
2.23	“Non-Employee Director”	5
2.24	“Nonqualified Stock Option” or “NQSO”	5
2.25	“Notice”	5
2.26	“Option” or “Stock Option”	5
2.27	“Option Price”	5
2.28	“Other Stock-Based Award”	5
2.29	“Participant”	6
2.30	“Performance-Based Compensation”	6
2.31	“Performance Measure”	6
2.32	“Performance Period”	6
2.33	“Performance Share”	6
2.34	“Performance Unit”	6
2.35	“Period of Restriction”	6
2.36	“Person”	6
2.37	“Restricted Stock”	6
2.38	“Restricted Stock Unit”	6
2.39	“Rule 16b-3”	6
2.40	“SEC”	6

2.41	“Securities Act”	7
2.42	“Share”	7
2.43	“Stock Appreciation Right” or “SAR”	7
2.44	“Subsidiary”	7
2.45	“Substitute Awards”	7
2.46	“Termination”	7
ARTICLE III. ADMINISTRATION		7
3.1	General	7
3.2	Committee	8
3.3	Authority of the Committee	8
3.4	Award Agreements	9
3.5	Discretionary Authority; Decisions Binding	10
3.6	Delegation of Administration	10
3.7	Repricing	10
ARTICLE IV. SHARES SUBJECT TO THE PLAN AND AWARD LIMITS		11
4.1	Number of Shares Available for Grants	11
4.2	Award Limits	11
4.3	Adjustments in Authorized Shares	12
4.4	No Limitation on Corporate Actions	13
ARTICLE V. ELIGIBILITY AND PARTICIPATION		13
5.1	Eligibility	13
5.2	Actual Participation	13
ARTICLE VI. STOCK OPTIONS		13
6.1	Grant of Options	13
6.2	Award Agreement	13
6.3	Option Price	14
6.4	Duration of Options	14
6.5	Exercise of Options	14
6.6	Payment	14
6.7	Rights as a Shareholder	15
6.8	Limitations on Incentive Stock Options	15
ARTICLE VII. STOCK APPRECIATION RIGHTS		15
7.1	Grant of SARs	15
7.2	Grant Price	16
7.3	Exercise of SARs	16
7.4	Award Agreement	16
7.5	Term of SARs	16
7.6	Payment of SAR Amount	16
7.7	Rights as a Shareholder	16
ARTICLE VIII. RESTRICTED STOCK AND RESTRICTED STOCK UNITS		17
8.1	Awards of Restricted Stock and Restricted Stock Units	17
8.2	Award Agreement	17
8.3	Nontransferability of Restricted Stock	17
8.4	Period of Restriction and Other Restrictions	17
8.5	Delivery of Shares, Payment of Restricted Stock Units	17
8.6	Forms of Restricted Stock Awards	18

8.7	Voting Rights	18
8.8	Dividends and Other Distributions	18
ARTICLE IX. PERFORMANCE UNITS, PERFORMANCE SHARES, AND CASH-BASED AWARDS		19
9.1	Grant of Performance Units, Performance Shares and Cash-Based Awards	19
9.2	Value of Performance Units, Performance Shares and Cash-Based Awards	19
9.3	Earning of Performance Units, Performance Shares and Cash-Based Awards	19
9.4	Form and Timing of Payment of Performance Units, Performance Shares and Cash-Based Awards	19
9.5	Rights as a Shareholder	20
ARTICLE X. OTHER STOCK-BASED AWARDS		20
10.1	Other Stock-Based Awards	20
10.2	Value of Other Stock-Based Awards	20
10.3	Payment of Other Stock-Based Awards	20
ARTICLE XI. PERFORMANCE MEASURES		20
11.1	Performance Measures	20
11.2	Evaluation of Performance	21
11.3	Adjustment of Performance-Based Compensation	22
11.4	Committee Discretion	22
ARTICLE XII. DIVIDEND EQUIVALENTS		22
12.1	Dividend Equivalents	22
ARTICLE XIII. TRANSFERABILITY OF AWARDS		23
13.1	Transferability of Awards	23
ARTICLE XIV. RIGHTS OF PARTICIPANTS		23
14.1	Rights or Claims	23
14.2	Adoption of the Plan	24
14.3	Vesting	24
14.4	No Effects on Benefits	24
14.5	One or More Types of Awards	24
ARTICLE XV. CHANGE-IN-CONTROL		24
15.1	Treatment of Outstanding Awards	24
15.2	No Implied Rights; Other Limitations	27
15.3	Termination, Amendment, and Modifications of Change-in-Control Provisions	27
ARTICLE XVI. AMENDMENT, MODIFICATION, AND TERMINATION		27
16.1	Amendment, Modification, and Termination	27
16.2	Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events	28
ARTICLE XVII. TAX WITHHOLDING AND OTHER TAX MATTERS		29
17.1	Tax Withholding	29
17.2	Withholding or Tendering Shares	29
17.3	Restrictions	29
17.4	Special ISO Obligations	29
17.5	Section 83(b) Election	30
17.6	No Guarantee of Favorable Tax Treatment	30
ARTICLE XVIII. LIMITS OF LIABILITY; INDEMNIFICATION		30
18.1	Limits of Liability	30

18.2	Indemnification	31
ARTICLE XIX. SUCCESSORS		31
19.1	Successors	31
ARTICLE XX. MISCELLANEOUS		31
20.1	Drafting Context	31
20.2	Severability	31
20.3	Exercise and Payment of Awards	31
20.4	No Effect on Other Plans	32
20.5	Section 16 of Exchange Act and Code Section 162(m)	32
20.6	Requirements of Law; Limitations on Awards	32
20.7	Participants Deemed to Accept Plan	33
20.8	Governing Law	33
20.9	Plan Unfunded	34
20.10	No Fractional Shares	34
20.11	Clawback	34

LUTHER BURBANK CORPORATION
OMNIBUS EQUITY AND INCENTIVE COMPENSATION PLAN

Luther Burbank Corporation, a California corporation (the “Company”) hereby adopts the Luther Burbank Corporation Omnibus Equity and Incentive Compensation Plan (the “Plan”) for the benefit of Non-Employee Directors of the Company and officers and eligible employees and Consultants of the Company and any Subsidiaries and Affiliates (as each term defined below), as follows:

ARTICLE I.
ESTABLISHMENT; PURPOSES; AND DURATION

1.1                               Establishment of the Plan.  The Board of Directors (defined below) hereby establishes and adopts the Plan effective as of [INSERT] and as approved by the Company’s shareholders, which occurred [INSERT].  The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards and Other Stock-Based Awards.

1.2                               Purposes of the Plan.  The Plan is intended to provide certain present and future Employees, Directors and Consultants stock based incentives and other equity interests in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company, Subsidiaries or Affiliates.  To accomplish such purposes, the Plan provides that the Company may grant Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Cash-Based Awards and Other Stock-Based Awards.

1.3                               Duration of the Plan.  The Plan shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article XVI, until all Shares subject to it shall have been delivered, and any restrictions on such Shares have lapsed, pursuant to the Plan’s provisions.  However, in no event may an Award be granted under the Plan on or after ten years from [INSERT] (the “Effective Date”), the date the shareholders approved the Plan.

ARTICLE II.
DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

2.1                               “Affiliate” means any Person which, directly or indirectly, Controls, is Controlled by or is under common Control with such Person, including, without limitation, any partner, officer, shareholder, Director, Employee, representative or agent of such Person.  For the purposes of this definition, “Control” shall mean the ability, directly or indirectly, to direct the activities of the relevant Person.

2.2                               “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards, and Other Stock-Based Awards.

2.3                               “Award Agreement” means either: (a) a written agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof.

2.4                               “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934 (“Exchange Act”), except that a Person shall not be deemed to be the “Beneficial Owner” of any securities which are properly reported on a Form 13-F.

2.5                               “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6                               “Cash-Based Award” means an Award granted to a Participant, as described in Article IX.

2.7                               “Cause” means (i) engaging in conduct which is demonstrably and materially injurious to the Company and any Subsidiaries and Affiliates, or that materially harms the reputation, good will, or business of the Company and any Subsidiaries and Affiliates; (ii) engaging in conduct which is reported in the general or trade press or otherwise achieves general notoriety and which is scandalous, immoral or illegal; (iii) being convicted of, or entered a plea of guilty or nolo contendere (or similar plea) to a crime that constitutes a felony, or a crime that constitutes a misdemeanor involving moral turpitude, dishonesty or fraud; (iv) the suspension, removal or prohibition from participating in the conduct of the Company’s affairs by an order issued under section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818) or any comparable provision of federal or state law; (v) having been found liable in any Securities and Exchange Commission or other civil or criminal securities law action or any cease and desist order applicable to Participant is entered (regardless of whether or not Participant admits or denies liability); (vi) gross negligence, insubordination, or material violation of any duty of loyalty or other fiduciary duty to the Company or any other material misconduct on the Participant’s part; (vii) the willful refusal or negligent failure to perform assigned duties; (viii) having used or disclosed, without authorization, confidential or proprietary information of the Company or its Subsidiaries and Affiliates; (viii) having breached any written agreement with the Company not to disclose any information pertaining to the Company or its Subsidiaries and Affiliates or their customers, suppliers and businesses; (ix) having breached any agreement relating to non-solicitation, non-competition, or the ownership or protection of the intellectual property of the Company or its Subsidiaries and Affiliates; or (x) having breached any applicable federal, state or local laws or regulation governing Participant’s duties with the Company or any of the Company’s policies applicable to Participant, whether currently in effect or adopted after the Effective Date of the Plan.

2.8                               “Change-in-Control” means the first to occur of the following events with respect to the Company:

(i)                                     any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person, any securities acquired directly from the Company or its Affiliates) representing 40% or more of either the then outstanding Shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of sub-paragraph (ii) below; or

(ii)                                  there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 40% or more of either the then outstanding Shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(iii)                               the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement is entered into for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such transaction or series of transactions; or

(iv)                              the following individuals cease for any reason to constitute a majority of the members of the Board then serving: individuals who, on the Effective Date of the Plan, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds of the Directors then still in office who either were Directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended.

2.9                               “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, including rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.10                        “Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof, or such other committee designated by the Board to administer the Plan.

2.11                        “Consultant” means an independent contractor or consultant who performs services for the Company or a Subsidiary or Affiliate in a capacity other than as an Employee or Director.

2.12                        “Covered Employee” means any Employee who is or may become a “covered employee,” as defined in Code Section 162(m), and who is designated, either as an individual Employee or a member of a class of Employees, by the Committee within the shorter of (i) ninety (90) days after the beginning of the Performance Period, or (ii) the first twenty-five percent (25%) of the Performance Period, as a “Covered Employee” under the Plan for such applicable Performance Period.

2.13                        “Director” means any individual who is a member of the Board of Directors of the Company.

2.14                        “Dividend Equivalents” means the equivalent value (in cash or Shares) of dividends that would otherwise be paid on the Shares subject to or issued pursuant to an Award (including Restricted Stock Units) but that have not been issued or delivered, as described in Article XII.

2.15                        “Effective Date” shall have the meaning ascribed to such term in Section 1.3.

2.16                        “Employee” means any person designated as an employee of the Company, a Subsidiary and/or an Affiliate on the payroll records thereof.  An Employee shall not include any individual during any period he or she is classified or treated by the Company, a Subsidiary or an Affiliate as an independent contractor, a Consultant, or any employee of an employment, consulting, or temporary agency, or any other entity other than the Company, a Subsidiary and/or an Affiliate without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified as a common-law employee of the Company, a Subsidiary and/or an Affiliate during such period.  For purposes of the Plan, upon approval by the Committee, the term Employee may also include Employees whose employment with the Company, a Subsidiary or an Affiliate has been terminated subsequent to being granted an Award under the Plan.  For the avoidance of doubt, a Director who would otherwise be an “Employee” within the meaning of this Section 2.16 shall be considered an Employee for purposes of the Plan.

2.17                        “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.18                        “Fair Market Value” means the fair market value of the Shares as determined by the Committee by the reasonable application of such reasonable valuation method, consistently applied, as the Committee deems appropriate; provided, however, that, with respect to ISOs, for purposes of Section 6.3 and 6.8(c), such Fair Market Value shall be determined subject to Section 422(c)(7) of the Code; provided further, however, that (a) if the Shares are readily tradable on an established securities market, Fair Market Value on any date shall be the last sale price reported for the Shares on such market on such date or, if no sale is reported on such date, on the last date preceding such date on which a sale was reported, or (b) if the Shares are admitted for listing on the New York Stock Exchange or other comparable market, Fair Market Value on any date shall be the last sale price reported for the Shares on such market on such date or, if no sale is reported on such date, on the last day preceding such date on which a sale was reported.  In each case, the Committee shall determine Fair Market Value in a manner that satisfies the applicable requirements of Code Section 409A.

2.19                        “Fiscal Year” means the calendar year, or such other consecutive twelve-month period as the Committee may select.

2.20                        “Grant Price” means the price established at the time of grant of an SAR pursuant to Article VII, used to determine whether there is any payment due upon exercise of the SAR.

2.21                        “Incentive Stock Option” or “ISO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Section 422 of the Code.

2.22                        “Insider” means an individual who is, on the relevant date, an officer, Director or ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Committee in accordance with Section 16 of the Exchange Act.

2.23                        “Non-Employee Director” means a Director who is not an Employee.

2.24                        “Nonqualified Stock Option” or “NQSO” means a right to purchase Shares under the Plan in accordance with the terms and conditions set forth in Article VI and which is not intended to meet the requirements of Section 422 of the Code or otherwise does not meet such requirements.

2.25                        “Notice” means notice provided by a Participant to the Company in a manner prescribed by the Committee.

2.26                        “Option” or “Stock Option” means an Incentive Stock Option or a Nonqualified Stock Option, as described in Article VI.

2.27                        “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28                        “Other Stock-Based Award” means an equity-based or equity-related Award described in Section 10.1, granted in accordance with the terms and conditions set forth in Article X.

2.29                        “Participant” means any eligible individual as set forth in Article V who holds one or more outstanding Awards.

2.30                        “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees.  Notwithstanding the foregoing, nothing in the Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.31                        “Performance Measure” means performance criteria or measures as described in Section 11.1 on which the performance goals described in Article XI are based and which are approved by the Company’s shareholders pursuant to the Plan in order to qualify certain Awards as Performance-Based Compensation in accordance with Article XI.

2.32                        “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to, or the amount or entitlement to, an Award.

2.33                        “Performance Share” means an Award of a performance share granted to a Participant, as described in Article IX.

2.34                        “Performance Unit” means an Award of a performance unit granted to a Participant, as described in Article IX.

2.35                        “Period of Restriction” means the period during which Shares of Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture, and, in the case of Restricted Stock, the transfer of Shares of Restricted Stock is limited in some way, as provided in Article VIII.

2.36                        “Person” shall have the meaning given in Exchange Act Section 3(a)(9), as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2.37                        “Restricted Stock” means an Award granted to a Participant pursuant to Article VIII.

2.38                        “Restricted Stock Unit” means an Award, whose value is equal to a Share, granted to a Participant pursuant to Article VIII.

2.39                        “Rule 16b-3” means Rule 16b-3 under the Exchange Act, or any successor rule, as the same may be amended from time to time.

2.40                        “SEC” means the Securities and Exchange Commission.

2.41                        “Securities Act” means the Securities Act of 1933, as it may be amended from time to time, including the rules and regulations promulgated thereunder and successor provisions and rules and regulations thereto.

2.42                        “Share” means a share of common stock of the Company (including any new, additional or different stock or securities resulting from any change in corporate capitalization as listed in Section 4.3).

2.43                        “Stock Appreciation Right” or “SAR” means an Award designated as an SAR, pursuant to the terms of Article VII.

2.44                        “Subsidiary” means any present or future corporation which is or would be a “subsidiary corporation” of the Company as the term is defined in Section 424(f) of the Code.

2.45                        “Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, options or other awards previously granted, or the right or obligation to grant future options or other awards, by a company acquired by the Company, a Subsidiary and/or an Affiliate or with which the Company, a Subsidiary and/or an Affiliate combines, or otherwise in connection with any merger, consolidation, acquisition of property or stock, or reorganization involving the Company, a Subsidiary or an Affiliate, including a transaction described in Code Section 424(a).

2.46                        “Termination” means the time when a Participant ceases the performance of services for the Company, any Affiliate or Subsidiary, as applicable, for any reason, with or without Cause, including a Termination by resignation, discharge, death, disability or retirement, but excluding (a) a Termination where there is a simultaneous reemployment (or commencement of service) or continuing employment (or service) of a Participant by the Company, Affiliate or any Subsidiary, (b) at the discretion of the Committee, a Termination that results in a temporary severance, and (c) at the discretion of the Committee, a Termination of an Employee that is immediately followed by the Participant’s service as a Non-Employee Director.

ARTICLE III.
ADMINISTRATION

3.1                               General.  The Committee shall have exclusive authority to operate, manage and administer the Plan in accordance with its terms and conditions.  Notwithstanding the foregoing, in its absolute discretion, the Board may at any time and from time to time exercise any and all rights, duties and responsibilities of the Committee under the Plan, including establishing procedures to be followed by the Committee, but excluding matters which under any applicable law, regulation or rule, including any exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) or Section 162(m) of the Code, are required to be determined in the sole discretion of the Committee.  If and to the extent that the Committee does not exist or cannot function, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee, subject to the limitations set forth in the immediately preceding sentence.  Notwithstanding any other provision of the Plan to the contrary, any action or determination specifically affecting or relating to an Award granted to a Non-Employee Director, including under Article X, shall be taken, or approved or ratified, by the Board.

3.2                               Committee.  The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.  The Committee shall operate in accordance with the terms of the Luther Burbank Corporation Compensation Committee Charter, and as may be required under applicable law, including but not limited to under Section 16 of the Exchange Act (including Rule 16b-3) and Section 162(m) of the Code.

3.3                               Authority of the Committee.  The Committee shall have full discretionary authority to grant, pursuant to the terms of the Plan, Awards to those individuals who are eligible to receive Awards under the Plan.  Except as limited by law or by the Certificate of Incorporation or By-Laws of the Company, and subject to the provisions herein, the Committee shall have full power, in accordance with the other terms and provisions of the Plan, to:

(a)                                 select Employees, Non-Employee Directors and Consultants who may receive Awards under the Plan and become Participants;

(b)                                 determine eligibility for participation in the Plan and decide all questions concerning eligibility for, and the amount of, Awards under the Plan;

(c)                                  determine the sizes and types of Awards;

(d)                                 determine the terms and conditions of Awards, including the Option Prices of Options and the Grant Prices of SARs;

(e)                                  grant Awards as an alternative to, or as the form of payment for grants or rights earned or payable under, other bonus or compensation plans, arrangements or policies of the Company or a Subsidiary or Affiliate;

(f)                                   grant Substitute Awards on such terms and conditions as the Committee may prescribe, subject to compliance with the ISO rules under Code Section 422 and the nonqualified deferred compensation rules under Code Section 409A, where applicable;

(g)                                  make all determinations under the Plan concerning Termination of any Participant’s employment or service with the Company or a Subsidiary or Affiliate, including whether such Termination occurs by reason of Cause, disability or in connection with a Change-in-Control and whether a leave constitutes a Termination;

(h)                                 determine whether or not a Change-in-Control shall have occurred;

(i)                                     construe and interpret the Plan and any agreement or instrument entered into under the Plan, including any Award Agreement;

(j)                                    establish and administer any terms, conditions, restrictions, limitations, forfeiture, vesting or exercise schedule, and other provisions of or relating to any Award;

(k)                                 establish and administer any performance goals in connection with any Awards, including related Performance Measures or performance criteria and applicable Performance Periods, determine the extent to which any performance goals and/or other terms and conditions of an Award are attained or are not attained, and certify whether, and to what extent, any such performance goals and other material terms applicable to Awards intended to qualify as Performance-Based Compensation were in fact satisfied;

(l)                                     construe any ambiguous provisions, correct any defects, supply any omissions and reconcile any inconsistencies in the Plan and/or any Award Agreement or any other instrument relating to any Awards;

(m)                             establish, adopt, amend, waive and/or rescind rules, regulations, procedures, guidelines, forms and/or instruments for the Plan’s operation or administration;

(n)                                 make all valuation determinations relating to Awards and the payment or settlement thereof;

(o)                                 grant waivers of terms, conditions, restrictions and limitations under the Plan or applicable to any Award, or accelerate the vesting or exercisability of any Award;

(p)                                 subject to the provisions of Article XVI, amend or adjust the terms and conditions of any outstanding Award and/or adjust the number and/or class of Shares of stock subject to any outstanding Award;

(q)                                 at any time and from time to time after the granting of an Award, specify such additional terms, conditions and restrictions with respect to such Award as may be deemed necessary or appropriate to ensure compliance with any and all applicable laws or rules, including terms, restrictions and conditions for compliance with applicable securities laws or listing rules, methods of withholding or providing for the payment of required taxes and restrictions regarding a Participant’s ability to exercise Options through a cashless (broker-assisted) exercise;

(r)                                    determine whether, and to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; and

(s)                                   exercise all such other authorities, take all such other actions and make all such other determinations as it deems necessary or advisable for the proper operation and/or administration of the Plan.

3.4                               Award Agreements.  The Committee shall, subject to applicable laws and rules, determine the date an Award is granted.  Each Award shall be evidenced by an Award Agreement; however, two or more Awards granted to a single Participant may be combined in a single Award Agreement.  An Award Agreement shall not be a precondition to the granting of an Award; provided, however, that (a) the Committee may, but need not, require as a condition to any Award Agreement’s effectiveness, that such Award Agreement be executed on behalf of the Company and/or by the Participant to whom the Award evidenced thereby shall have been granted (including by electronic signature or other electronic indication of acceptance), and such executed Award Agreement be delivered to the Company, and (b) no Person shall have any rights under any Award unless and until the Participant to whom such Award shall have been granted has complied with the applicable terms and conditions of the Award.  The Committee shall prescribe the form of all Award Agreements, and, subject to the terms and conditions of the

Plan, shall determine the content of all Award Agreements.  Any Award Agreement may be supplemented or amended in writing from time to time as approved by the Committee; provided that the terms and conditions of any such Award Agreement as supplemented or amended are not inconsistent with the provisions of the Plan.  In the event of any dispute or discrepancy concerning the terms of an Award, the records of the Committee or its designee shall be determinative.

3.5                               Discretionary Authority; Decisions Binding.  The Committee shall have full discretionary authority in all matters related to the discharge of its responsibilities and the exercise of its authority under the Plan.  All determinations, decisions, actions and interpretations by the Committee with respect to the Plan and any Award Agreement, and all related orders and resolutions of the Committee shall be final, conclusive and binding on all Participants, the Company and its shareholders, any Subsidiary or Affiliate and all Persons having or claiming to have any right or interest in or under the Plan and/or any Award Agreement.  The Committee shall consider such factors as it deems relevant to making or taking such decisions, determinations, actions and interpretations, including the recommendations or advice of any Director or officer or Employee of the Company, any Director, officer or Employee of a Subsidiary or Affiliate and such attorneys, Consultants and accountants as the Committee may select.  A Participant or other holder of an Award may contest a decision or action by the Committee with respect to such Person or Award only on the grounds that such decision or action was arbitrary or capricious or was unlawful, and any review of such decision or action shall be limited to determining whether the Committee’s decision or action was arbitrary or capricious or was unlawful.

3.6                               Delegation of Administration.  Except to the extent prohibited by applicable law, including any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) or Section 162(m) of the Code, or the applicable rules of a stock exchange, the Committee may, in its discretion, allocate all or any portion of its responsibilities and powers under this Article III to any one or more of its members and/or delegate all or any part of its responsibilities and powers under this Article III to any Person or Persons selected by it; provided, however, that the Committee may not delegate its authority to correct defects, omissions or inconsistencies in the Plan.  Any such authority delegated or allocated by the Committee under this Section 3.6 shall be exercised in accordance with the terms and conditions of the Plan and any rules, regulations or administrative guidelines that may from time to time be established by the Committee, and any such allocation or delegation may be revoked by the Committee at any time.

3.7                               Repricing.  Notwithstanding any other provisions of the Plan, neither the Board nor the Committee may take any action:  (1) to amend the terms of an outstanding Option or SAR to reduce the Option Price or Grant Price thereof, cancel an Option or SAR and replace it with a new Option or SAR with a lower Option Price or Grant Price, or that has an economic effect that is the same as any such reduction or cancellation; or (2) to cancel an outstanding Option or SAR having an Option Price or Grant Price above the then-current Fair Market Value of the Shares in exchange for cash or the grant of another type of Award, without, in each such case, first obtaining approval of the shareholders of the Company of such action.

ARTICLE IV.
SHARES SUBJECT TO THE PLAN AND AWARD LIMITS

4.1                               Number of Shares Available for Grants.  The Shares of stock subject to Awards granted under the Plan shall be Shares.  Such Shares subject to the Plan may be either authorized and unissued Shares (which will not be subject to preemptive rights) or previously issued Shares acquired by the Company or any Subsidiary.  Subject to adjustment as provided in Section 4.3, the total number of Shares that may be delivered pursuant to Awards under the Plan as of the Effective Date shall be 3,360,000 (the “Share Reserve”).  Any Shares that are subject to an Option, SAR, or other Award which for any reason expires or is terminated or canceled without having been fully exercised or satisfied, and any Shares that are subject to any Restricted Stock Award (including any Shares subject to a Participant’s Restricted Stock Award that are repurchased by the Company at the Participant’s cost), Restricted Stock Unit Award or other Award granted under the Plan which are forfeited, shall, to the extent of any such expiration, termination, cancellation or forfeiture, be available for delivery in connection with future Awards under the Plan.  However, notwithstanding any other provisions of this Section 4.1 to the contrary, (i) Shares withheld or tendered to pay the exercise price or withholding taxes with respect to an outstanding Award shall not again be made available for issuance pursuant to Awards under the Plan, and (ii) the payment of cash dividends or Dividend Equivalents in cash in connection with Awards shall not reduce the Share Reserve.  Any Shares delivered under the Plan upon exercise or satisfaction of Substitute Awards shall not reduce the Shares available for delivery under the Plan; provided, however, that the total number of Shares that may be delivered pursuant to Incentive Stock Options granted under the Plan shall be equal to 3,360,000 Shares, as adjusted pursuant to this Section 4.1, but without application of the foregoing provisions of this sentence.  Notwithstanding the foregoing, Shares issued pursuant to Restricted Stock Units that were awarded to replace any non-vested phantom stock awards under the Luther Burbank Corporation and Subsidiaries Phantom Stock Plan shall not count towards the available Share Reserve.

4.2                               Award Limits.  The following limits shall apply to grants of all Awards under the Plan:

(a)                                 Options:  The maximum aggregate number of Shares that may be subject to Options granted in any Fiscal Year to any one Participant shall be 500,000 Shares.

(b)                                 SARs:  The maximum aggregate number of Shares that may be subject to Stock Appreciation Rights granted in any Fiscal Year to any one Participant shall be 500,000 Shares.

(c)                                  Restricted Stock or Restricted Stock Units:  The maximum aggregate Fair Market Value of Shares that may be subject to Awards of Restricted Stock or Restricted Stock Units granted in any Fiscal Year to any one Participant shall be $5,000,000.

(d)                                 Performance Shares or Performance Units:  The maximum aggregate value, measured at target, for Awards of Performance Shares or Performance Units granted in any Fiscal Year to any one Participant shall be $5,000,000.

(e)                                  Cash-Based Awards:  The maximum aggregate amount awarded with respect to Cash-Based Awards made in any Fiscal Year to any one Participant shall not exceed $5,000,000.

(f)                                   Non-Employee Director Awards:  The maximum aggregate value awarded with respect to any Awards made in any Fiscal Year to any one Non-Employee Director shall not exceed $300,000.

(g)                                  Other Stock-Based Awards:  The maximum aggregate Fair Market Value with respect to Other Stock-Based Awards made in any Fiscal Year to any one Participant shall be $5,000,000.

To the extent required by Section 162(m) of the Code, Shares subject to Options or SARs which are canceled shall continue to be counted against the limits set forth in paragraphs (a) and (b) immediately preceding.  Notwithstanding the foregoing, Shares issued pursuant to Restricted Stock Units that were awarded to replace any non-vested phantom stock awards under the Luther Burbank Corporation and Subsidiaries Phantom Stock Plan shall not count towards the Award limits under this Section 4.2.

4.3                               Adjustments in Authorized Shares.  In the event of any corporate event or transaction (including a change in the Shares or the capitalization of the Company), such as a reclassification, recapitalization, merger, consolidation, reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), issuance of warrants or rights, dividend or other distribution (whether in the form of cash, stock or other property), stock split or reverse stock split, spin-off, split-up, combination or exchange of Shares, repurchase of Shares, or other like change in corporate structure, partial or complete liquidation of the Company or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, the number, class and kind of securities which may be delivered under Section 4.1; the number, class and kind, and/or price (such as the Option Price of Options or the Grant Price of SARs) of securities subject to outstanding Awards; the Award limits set forth in Section 4.2; and other value determinations applicable to outstanding Awards; provided, however that the number of Shares subject to any Award shall always be a whole number. The Committee shall also make appropriate adjustments and modifications in the terms of any outstanding Awards to reflect or related to any such events, adjustments, substitutions or changes, including modifications of performance goals and changes in the length of Performance Periods, subject to the requirements of Article XI in the case of Awards intended to qualify as Performance-Based Compensation.  Any adjustment, substitution or change pursuant to this Section 4.3 made with respect to an Award intended to be an Incentive Stock Option shall be made only to the extent consistent with such intent, unless the Committee determines otherwise, and any such adjustment that is made with respect to an Award that provides for Performance-Based Compensation shall be made consistent with the intent that such Award qualify for the performance-based compensation exception under Section 162(m) of the Code.  The Committee shall not make any adjustment pursuant to this Section 4.3 that would cause an Award that is otherwise exempt from Code Section 409A to become subject to Code Section 409A, or that would cause an Award that is subject to Code Section 409A to fail to satisfy the requirements of Code Section 409A.  All determinations of the Committee as to adjustments or changes under this Section 4.3 shall be conclusive and binding on the Participants.

4.4                               No Limitation on Corporate Actions.  The existence of the Plan and any Awards granted hereunder shall not affect in any way the right or power of the Company, any Subsidiary or any Affiliate to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or business structure, any merger or consolidation, any issuance of debt, preferred or prior preference stock ahead of or affecting the Shares, additional Shares of capital stock or other securities or subscription rights thereto, any dissolution or liquidation, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.  Further, except as expressly provided herein or by the Committee, (i) the issuance by the Company of Shares or any class of securities convertible into Shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Shares or obligations of the Company convertible into such Shares or other securities, (ii) the payment of a dividend in property other than Shares, (iii) the occurrence of any capital change described in Section 4.3 or (iv) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Awards theretofore granted or the Option Price, Grant Price or purchase price per Share applicable to any Award, unless the Committee shall determine, in its discretion, that an adjustment is necessary or appropriate.

ARTICLE V.
ELIGIBILITY AND PARTICIPATION

5.1                               Eligibility.  Employees, Non-Employee Directors and Consultants shall be eligible to become Participants and receive Awards in accordance with the terms and conditions of the Plan, subject to the limitations on the granting of ISOs set forth in Section 6.8(a).

5.2                               Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select Participants from all eligible employees, Non-Employee Directors and Consultants and shall determine the nature and amount of each Award.

ARTICLE VI.
STOCK OPTIONS

6.1                               Grant of Options.  Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.  The granting of an Option shall take place when the Committee by resolution, written consent or other appropriate action determines to grant such Option for a particular number of Shares to a particular Participant at a particular Option Price.

6.2                               Award Agreement.  Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which the Option shall become exercisable and such other provisions as the Committee shall determine, which are not inconsistent with the terms of the Plan.  The Award Agreement also shall specify whether the

Option is intended to be an ISO or an NQSO.  To the extent that any Option does not qualify as an ISO (whether because of its provisions or the time or manner of its exercise or otherwise), such Option, or the portion thereof which does not so qualify, shall constitute a separate NQSO.

6.3                               Option Price.  The Option Price for each Option shall be determined by the Committee and set forth in the Award Agreement; provided that, subject to Section 6.8(c), the Option Price of an Option shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted; provided further, that Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.3, in the form of stock options, shall have an Option Price per Share that is intended to maintain the economic value of the Award that was replaced or adjusted, as determined by the Committee.

6.4                               Duration of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant and set forth in the Award Agreement; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its date of grant, subject to the respective last sentences of Sections 6.5 and 6.8(c).

6.5                               Exercise of Options.  Options shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance determine and set forth in the Award Agreement, which need not be the same for each grant or for each Option or Participant.  An Agreement may provide that the period of time over which an Option other than an ISO may be exercised shall be automatically extended if on the scheduled expiration date of such Option the Optionee’s exercise of such Option would violate applicable securities laws; provided, however, that during such extended exercise period the Option may only be exercised to the extent the Option was exercisable in accordance with its terms immediately prior to such scheduled expiration date; provided further, however, that such extended exercise period shall end not later than thirty (30) days after the exercise of such Option first would no longer violate such laws.

6.6                               Payment.  Options shall be exercised by the delivery of a written Notice of exercise to the Company, in a form specified or accepted by the Committee, or by complying with any alternative exercise procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for such Shares, which shall include applicable taxes, if any, in accordance with Article XVII.  The Option Price upon exercise of any Option shall be payable to the Company in full either:  (a) in cash or its equivalent; (b) subject to such terms, conditions and limitations as the Committee may prescribe, by tendering (either by actual delivery or attestation) unencumbered Shares previously acquired by the Participant exercising such Option having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, (c) by a combination of (a) and (b); or (d) by any other method approved or accepted by the Committee in its sole discretion, including, if the Committee so determines, a cashless (broker-assisted) exercise that complies with all applicable laws.  Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment in accordance with the preceding provisions of this Section 6.6, the Company shall deliver to the Participant exercising an Option, in the Participant’s name, evidence of book entry Shares, or, upon the Participant’s request, Share certificates, in an appropriate amount based upon the number of

Shares purchased under the Option.  Unless otherwise determined by the Committee, all payments under all of the methods described above shall be paid in United States dollars.

6.7                               Rights as a Shareholder.  No Participant or other Person shall become the Beneficial Owner of any Shares subject to an Option, nor have any rights to dividends or other rights of a shareholder with respect to any such Shares, until the Participant has actually received such Shares following exercise of his or her Option in accordance with the provisions of the Plan and the applicable Award Agreement.

6.8                               Limitations on Incentive Stock Options.

(a)                                 General.  No ISO shall be granted to any individual otherwise eligible to participate in the Plan who is not an Employee of the Company or a Subsidiary on the date of granting of such Option.  Any ISO granted under the Plan shall contain such terms and conditions, consistent with the Plan, as the Committee may determine to be necessary to qualify such Option as an Incentive Stock Option under Section 422 of the Code.  Any ISO granted under the Plan may be modified by the Committee to disqualify such Option from treatment as an Incentive Stock Option under Section 422 of the Code.

(b)                                 $100,000 Per Year Limitation.  Notwithstanding any intent to grant ISOs, an Option granted under the Plan will not be considered an ISO to the extent that it, together with any other Incentive Stock Options (within the meaning of Section 422 of the Code, but without regard to subsection (d) of such Section) under the Plan and any other Incentive Stock Option plans of the Company, any Subsidiary and any “parent corporation” of the Company within the meaning of Section 424(e) of the Code, are exercisable for the first time by any Participant during any calendar year with respect to Shares having an aggregate Fair Market Value in excess of $100,000 (or such other limit as may be required by the Code) as of the time the Option with respect to such Shares is granted.  The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted.

(c)                                  Options Granted to Certain Shareholders.  No ISO shall be granted to an individual otherwise eligible to participate in the Plan who owns (within the meaning of Section 424(d) of the Code), at the time the Option is granted, more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or any “parent corporation” of the Company within the meaning of Section 424(e) of the Code.  This restriction does not apply if at the time such ISO is granted the Option Price of the ISO is at least 110% of the Fair Market Value of a Share on the date such ISO is granted, and the ISO by its terms is not exercisable after the expiration of five years from such date of grant.

ARTICLE VII.
STOCK APPRECIATION RIGHTS

7.1                               Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Shares to which a SAR pertains (subject to Article IV) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to any SAR.

7.2                               Grant Price.  The Grant Price for each SAR shall be determined by the Committee and set forth in the Award Agreement, subject to the limitations of this Section 7.2.  The Grant Price for each SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the date such SAR is granted, except in the case of Substitute Awards or Awards granted in connection with an adjustment provided for in Section 4.3.

7.3                               Exercise of SARs.  SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, in accordance with the Plan, determines and sets forth in the Award Agreement.

7.4                               Award Agreement.  Each SAR grant shall be evidenced by an Award Agreement that shall specify the number of Shares to which the SAR pertains, the Grant Price, the term of the SAR, and such other terms and conditions as the Committee shall determine in accordance with the Plan.

7.5                               Term of SARs.  The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that no SAR shall be exercisable more than ten (10) years after it is granted.

7.6                               Payment of SAR Amount.  An election to exercise SARs shall be deemed to have been made on the date of Notice of such election to the Company.  Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)                                 The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price of the SAR; by

(b)                                 The number of Shares with respect to which the SAR is exercised.

Notwithstanding the foregoing provisions of this Section 7.6 to the contrary, the Committee may establish and set forth in the applicable Award Agreement a maximum amount per Share that will be payable upon the exercise of a SAR.  At the discretion of the Committee, such payment upon exercise of a SAR shall be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

7.7                               Rights as a Shareholder.  A Participant receiving a SAR shall have the rights of a Shareholder only as to Shares, if any, actually issued to such Participant upon satisfaction or achievement of the terms and conditions of the Award, and in accordance with the provisions of the Plan and the applicable Award Agreement, and not with respect to Shares to which such Award relates but which are not actually issued to such Participant.

ARTICLE VIII.
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

8.1                               Awards of Restricted Stock and Restricted Stock Units.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine.  Subject to the terms and conditions of this Article VIII and the Award Agreement, upon delivery of Shares of Restricted Stock to a Participant, or creation of a book entry evidencing a Participant’s ownership of Shares of Restricted Stock, pursuant to Section 8.6, the Participant shall have all of the rights of a shareholder with respect to such Shares, subject to the terms and restrictions set forth in this Article VIII or the applicable Award Agreement or as determined by the Committee.  Restricted Stock Units shall be similar to Restricted Stock, except no Shares are actually awarded to a Participant who is granted Restricted Stock Units on the date of grant, and such Participant shall have no rights of a shareholder with respect to such Restricted Stock Units.

8.2                               Award Agreement.  Each Restricted Stock and/or Restricted Stock Unit Award shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine in accordance with the Plan.

8.3                               Nontransferability of Restricted Stock.  Except as provided in this Article VIII, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, encumbered, alienated, hypothecated or otherwise disposed of until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement.

8.4                               Period of Restriction and Other Restrictions.  The Period of Restriction shall lapse based on continuing service as a Non-Employee Director or Consultant or continuing employment with the Company, a Subsidiary or an Affiliate, the achievement of performance goals, the satisfaction of other conditions or restrictions or upon the occurrence of other events, in each case, as determined by the Committee, at its discretion, and stated in the Award Agreement.

8.5                               Delivery of Shares, Payment of Restricted Stock Units.  After the last day of the Period of Restriction applicable to a Participant’s Shares of Restricted Stock, and after all conditions and restrictions applicable to such Shares of Restricted Stock have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Shares of Restricted Stock shall become freely transferable by such Participant.  After the last day of the Period of Restriction applicable to a Participant’s Restricted Stock Units, and after all conditions and restrictions applicable to Restricted Stock Units have been satisfied or lapse (including satisfaction of any applicable withholding tax obligations), pursuant to the applicable Award Agreement, such Restricted Stock Units shall be settled by delivery of Shares, a cash payment determined by reference to the then-current Fair Market Value of Shares or a combination of Shares and such cash payment, as the Committee, in its sole discretion, shall determine, either by the terms of the Award Agreement or otherwise.

8.6                               Forms of Restricted Stock Awards.  Each Participant who receives an Award of Shares of Restricted Stock shall be issued a stock certificate or certificates evidencing the Shares covered by such Award registered in the name of such Participant, which certificate or certificates may contain an appropriate legend.  The Committee may require a Participant who receives a certificate or certificates evidencing a Restricted Stock Award to immediately deposit such certificate or certificates, together with a stock power or other appropriate instrument of transfer, endorsed in blank by the Participant, with signatures guaranteed in accordance with the Exchange Act if required by the Committee, with the Secretary of the Company or an escrow holder as provided in the immediately following sentence.  The Secretary of the Company or such escrow holder as the Committee may appoint shall retain physical custody of each certificate representing a Restricted Stock Award until the Period of Restriction and any other restrictions imposed by the Committee or under the Award Agreement with respect to the Shares evidenced by such certificate expire or shall have been removed.  The foregoing to the contrary notwithstanding, the Committee may, in its discretion, provide that a Participant’s ownership of Shares of Restricted Stock prior to the lapse of the Period of Restriction or any other applicable restrictions shall, in lieu of such certificates, be evidenced by a “book entry” (i.e., a computerized or manual entry) in the records of the Company or its designated agent in the name of the Participant who has received such Award.  Such records of the Company or such agent shall, absent manifest error, be binding on all Participants who receive Restricted Stock Awards evidenced in such manner.  The holding of Shares of Restricted Stock by the Company or such an escrow holder, or the use of book entries to evidence the ownership of Shares of Restricted Stock, in accordance with this Section 8.6, shall not affect the rights of Participants as owners of the Shares of Restricted Stock awarded to them, nor affect the restrictions applicable to such shares under the Award Agreement or the Plan, including the Period of Restriction.

8.7                               Voting Rights.  Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction.  A Participant shall have no voting rights with respect to any Restricted Stock Units.

8.8                               Dividends and Other Distributions.  During the Period of Restriction, Participants holding Shares of Restricted Stock shall be credited with any cash dividends paid with respect to such Shares while they are so held, unless determined otherwise by the Committee and set forth in the Award Agreement.  The Committee may apply any restrictions to such dividends that the Committee deems appropriate; provided, however, that absent an express statement to the contrary in the Award Agreement, such dividends shall have the same Restriction Period as the underlying Shares subject to the applicable Award.  Except as set forth in the Award Agreement, in the event of (a) any adjustment as provided in Section 4.3, or (b) any Shares or securities are received as a dividend, or an extraordinary dividend is paid in cash, on Shares of Restricted Stock, any new or additional Shares or securities or any extraordinary dividends paid in cash received by a recipient of Restricted Stock shall be subject to the same terms and conditions, including the Period of Restriction, as relate to the original Shares of Restricted Stock.

ARTICLE IX.
PERFORMANCE UNITS, PERFORMANCE SHARES, AND CASH-BASED AWARDS

9.1                               Grant of Performance Units, Performance Shares and Cash-Based Awards.  Subject to the terms of the Plan, Performance Units, Performance Shares, and/or Cash-Based Awards may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee, in accordance with the Plan.  A Performance Unit, Performance Share or Cash-Based Award entitles the Participant who receives such Award to receive Shares or cash upon the attainment of performance goals and/or satisfaction of other terms and conditions determined by the Committee when the Award is granted and set forth in the Award Agreement.  Such entitlements of a Participant with respect to his or her outstanding Performance Unit, Performance Share or Cash-Based Award shall be reflected by a bookkeeping entry in the records of the Company, unless otherwise provided by the Award Agreement.  The terms and conditions of such Awards shall be consistent with the Plan and set forth in the Award Agreement and need not be uniform among all such Awards or all Participants receiving such Awards.

9.2                               Value of Performance Units, Performance Shares and Cash-Based Awards.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant.  Each Cash-Based Award shall have a value as shall be determined by the Committee.  The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units and Performance Shares and Cash-Based Awards that will be paid out to the Participant.

9.3                               Earning of Performance Units, Performance Shares and Cash-Based Awards.  Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units, Performance Shares or Cash-Based Awards shall be entitled to receive payment on the number and value of Performance Units, Performance Shares or Cash-Based Awards earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals and/or other terms and conditions have been achieved or satisfied.  The Committee shall determine the extent to which any such pre-established performance goals and/or other terms and conditions of a Performance Unit, Performance Share or Cash-Based Award are attained or not attained following conclusion of the applicable Performance Period.  The Committee may, in its discretion, waive any such performance goals and/or other terms and conditions relating to any such Award not intended to qualify as Performance-Based Compensation.

9.4                               Form and Timing of Payment of Performance Units, Performance Shares and Cash-Based Awards.  Payment of earned Performance Units, Performance Shares and Cash-Based Awards shall be as determined by the Committee and as set forth in the Award Agreement.  Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units, Performance Shares and Cash-Based Awards in the form of cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units, Performance Shares or Cash-Based Awards as soon as practicable after the end of the Performance Period and following the Committee’s determination of actual performance against the performance goals and/or other terms and conditions established by the Committee.  Such Shares may be granted subject to any restrictions imposed by the Committee, including pursuant to Section 20.6.  The determination of the Committee with respect to the form of payment of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5                               Rights as a Shareholder.  A Participant receiving a Performance Unit, Performance Share or Cash-Based Award shall have the rights of a shareholder only as to Shares, if any, actually received by the Participant upon satisfaction or achievement of the terms and conditions of such Award and not with respect to Shares subject to the Award but not actually issued to such Participant.

ARTICLE X.
OTHER STOCK-BASED AWARDS

10.1                        Other Stock-Based Awards.  The Committee may grant types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares), in such amounts (subject to Article IV) and subject to such terms and conditions, as the Committee shall determine. Such Other Stock-Based Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.2                        Value of Other Stock-Based Awards.  Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion, and any such performance goals shall be set forth in the applicable Award Agreement.  If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which such performance goals are met.

10.3                        Payment of Other Stock-Based Awards.  Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, as set forth in the Award Agreement, in cash or Shares as the Committee determines.

ARTICLE XI.
PERFORMANCE MEASURES

11.1                        Performance Measures.  At the discretion of the Committee, Performance Measures may be based on the total return to the Company’s shareholders, inclusive of dividends paid, during the applicable Performance Period (determined either in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies), or upon attainment of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: asset quality measures, asset turnover, assets under management, book value, cash flow (including funds from operations), comparison with various share market indices, credit quality, debt reduction, earnings (either in aggregate or on a per-share basis), earnings before or after either: interest, taxes, depreciation or amortization (EBITDA), economic value added, equity and/or value, fee income, financing and other capital raising transactions, gross or net income, gross or net operating margins, gross or net revenues, investment services earnings, investment services revenue, loan originations, loan production, loan growth, non-performing loans, market share, net income or earnings, net interest, net interest margin, net interest income, net interest spread, new trust assets, new trust fees, nonperforming assets to assets ratio, operating cash flow or operating cash flow per share revenue growth, operating efficiency, operating income or earnings, pre-tax income, product revenue growth, productivity ratios and measures (e.g. efficiency ratio), profit returns and margins, return on assets, return on capital, return on equity, return on investment, return on net assets, return on revenue, sales growth, share price (including growth in share price and total shareholder return), strategic business objectives (including objective project milestones) including: consisting of one or more objectives based on meeting specified market penetration or geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, management of employment practices and employee benefits, supervision of litigation, goals with respect to information technology, implementation or completion of critical projects, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, branches, or joint ventures, strategic partnerships or transactions(including co-development, co-marketing, profit sharing, joint venture or other similar arrangements), Tier-1 common equity, total deposits, demand deposits, deposit growth, total loans, total trust assets, trust revenue, unusual or nonrecurring items as measured either against the annual budget or as a ratio to revenue, working capital, or year-end cash. Performance Measures may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries.

When establishing Performance Measures, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company, or any Affiliate or Subsidiary, discontinued operations, other unusual or non-recurring items, the cumulative effects of accounting changes or such other objective factors as the Committee deems appropriate. Except in the case of Awards to Covered Employees intended to be Performance-Based Compensation, the Committee may also adjust the Performance Measures as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

Such performance goals shall be established by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Code Section 162(m)(4)(C), or any successor provision thereto, and the regulations thereunder, for Performance-Based Compensation, and may be set forth in the applicable Award Agreement.  Any Performance Measures may be used to measure the performance of the Company, its Affiliates, and/or Subsidiaries as a whole or any business unit of the Company, its Affiliates, and/or Subsidiaries or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select any relevant Performance Measure as compared to various stock market indices, or growth rates, or trends.

11.2                        Evaluation of Performance.  Notwithstanding any other provision of the Plan, payment or vesting of any such Award that is intended to qualify as Performance-Based Compensation shall not be made until the Committee certifies in writing that the applicable

Performance Measures and any other material terms of such Award were in fact satisfied, except as otherwise provided in this Article XI.

11.3                        Adjustment of Performance-Based Compensation.  Notwithstanding any provision of the Plan to the contrary, with respect to any Award that is intended to qualify as Performance-Based Compensation, (a) the Committee may adjust downwards, but not upwards, any amount payable, or other benefits granted, issued, retained and/or vested pursuant to such an Award on account of satisfaction of the applicable performance goals on the basis of such further considerations as the Committee in its discretion shall determine, and (b) the Committee may not waive the achievement of the applicable performance goals, except in the case of the Participant’s death, disability or a Change-in-Control.

11.4                        Committee Discretion.  In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.  In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting of such Awards on performance measures other than those set forth in Section 11.1.

ARTICLE XII.
DIVIDEND EQUIVALENTS

12.1                        Dividend Equivalents.  Unless otherwise provided by the Committee, no adjustment shall be made in the Shares issuable or taken into account under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to issuance of such Shares under such Award. The Committee may grant Dividend Equivalents based on the dividends declared on Shares that are subject to any Award. The Committee may also grant Dividend Equivalents based on the dividends that would have been declared on Restricted Stock Units or Performance Units had such Units been Shares of Restricted Stock or Performance Units, as the case may be. In the event that payment or settlement of an Award is contingent on achievement of performance goals or the lapse of a Period of Restriction, no Dividend Equivalents shall be paid on any unearned portion of the Award. Dividend Equivalents may be credited as of the dividend payment dates, during the period between the date the Award is granted and the date the Award becomes payable, terminates or expires. Dividend Equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time, and shall be paid at such times, as may be determined by the Committee. Unless the Award Agreement provides otherwise, Dividend Equivalents shall be paid to the Participant at least annually, not later than the fifteenth day of the third month following the end of the calendar year in which the Dividend Equivalents are credited (or, if later, the fifteenth day of the third month following the end of the calendar year in which the Dividend Equivalents are no longer subject to a substantial risk of forfeiture within the meaning of Code Section 409A). Any Dividend Equivalents that are accumulated and paid after the date specified in the preceding sentence shall be explicitly set forth in a separate arrangement that provides for the payment of the Dividend Equivalents at a time and in a manner that satisfies the requirements of Code Section 409A. No Dividend Equivalents shall relate to Shares underlying an Option or SAR unless such Dividend Equivalent rights are explicitly set forth as a separate arrangement and do not cause any such Option or SAR to be subject to Code Section 409A.

ARTICLE XIII.
TRANSFERABILITY OF AWARDS

13.1                        Transferability of Awards.  No Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

ARTICLE XIV.
RIGHTS OF PARTICIPANTS

14.1                        Rights or Claims.  No individual shall have any rights or claims under the Plan except in accordance with the provisions of the Plan and any applicable Award Agreement.  The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award, or to all Awards, or as are expressly set forth in the Award Agreement evidencing such Award.  Without limiting the generality of the foregoing, nothing contained in the Plan or in any Award Agreement shall be deemed to:

(a)                                 Give any Employee or Non-Employee Director the right to be retained in the service of the Company, an Affiliate and/or a Subsidiary, whether in any particular position, at any particular rate of compensation, for any particular period of time or otherwise;

(b)                                 Restrict in any way the right of the Company, an Affiliate and/or a Subsidiary to terminate, change or modify any Employee’s employment or any Non-Employee Director’s service as a Director at any time with or without Cause;

(c)                                  Confer on any Consultant any right of continued relationship with the Company, an Affiliate and/or a Subsidiary, or alter any relationship between them, including any right of the Company or an Affiliate or Subsidiary to terminate, change or modify its relationship with a Consultant;

(d)                                 Give any Employee, Non-Employee Director or Consultant the right to receive any bonus, whether payable in cash or in Shares, or in any combination thereof, from the Company, an Affiliate and/or a Subsidiary, nor be construed as limiting in any way the right of the Company, an Affiliate and/or a Subsidiary to determine, in its sole discretion, whether or not it shall pay any Employee, Non-Employee Director or Consultant bonuses, and, if so paid, the amount thereof and the manner of such payment; or

(e)                                  Give any Participant any rights whatsoever with respect to an Award except as specifically provided in the Plan and the Award Agreement.

14.2                        Adoption of the Plan.  The adoption of the Plan shall not be deemed to give any Employee, Non-Employee Director or Consultant or any other individual any right to be selected as a Participant or to be granted an Award, or, having been so selected, to be selected to receive a future Award.

14.3                        Vesting.  Notwithstanding any other provision of the Plan, a Participant’s right or entitlement to exercise or otherwise vest in any Award not exercisable or vested at the time of grant shall only result from continued services as a Non-Employee Director or Consultant or continued employment, as the case may be, with the Company or any Subsidiary or Affiliate, or satisfaction of any other performance goals or other conditions or restrictions applicable, by its terms, to such Award.

14.4                        No Effects on Benefits.  Payments and other compensation received by a Participant under an Award are not part of such Participant’s normal or expected compensation or salary for any purpose, including calculating Termination, indemnity, severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments under any laws, plans, contracts, arrangements or otherwise.  No claim or entitlement to compensation or damages arises from the termination of the Plan or diminution in value of any Award or Shares purchased or otherwise received under the Plan.

14.5                        One or More Types of Awards.  A particular type of Award may be granted to a Participant either alone or in addition to other Awards under the Plan.

ARTICLE XV.
CHANGE-IN-CONTROL

15.1                        Treatment of Outstanding Awards.  In the event of a Termination on account of a Change-in-Control, unless otherwise specifically prohibited by any applicable laws, rules or regulations or otherwise provided in any applicable Award Agreement, as in effect prior to the occurrence of the Change-in-Control, specifically with respect to a Termination on account of a Change-in-Control:

(a)                                 In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change-in-Control, that any Options, SARs and Other Stock-Based Awards (if applicable) which are outstanding shall become exercisable as determined by the Committee, notwithstanding anything to the contrary in the Award Agreement; provided, however, that if the surviving or successor corporation to the Company, or any parent or Subsidiary thereof, or any other corporation that is a party to the transaction resulting in the Change-in-Control, does not agree to assume, or substitute equivalent options or other awards for, such Options, SARs or Other Stock-Based Awards, or in the event of a liquidation of the Company, then immediately prior to the occurrence of such Change-in-Control, or as of such earlier date as the Committee may prescribe, any and all Options, SARs and Other Stock-Based Awards (if applicable) which are outstanding shall immediately become fully exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the Award Agreement.

(b)                                 In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change-in-Control, that restrictions, performance goals or other conditions applicable to Restricted Stock Units, Shares of Restricted Stock and Other Stock-Based Awards previously awarded to Participants shall be canceled or deemed achieved, the Period of Restriction applicable thereto shall terminate, and restrictions on transfer, sale, assignment, pledge or other disposition applicable to any such Shares of Restricted Stock shall lapse, in each case, to the extent provided by the Committee, notwithstanding anything to the contrary in the Award Agreement; provided, however, that if the surviving or successor corporation to the Company, or any parent or Subsidiary thereof, or any other corporation that is a party to the transaction resulting in the Change-in-Control does not agree to assume, or substitute equivalent awards for, any such Awards, or in the event of a liquidation of the Company, then immediately prior to the occurrence of such Change-in-Control, any restrictions, performance goals or other conditions applicable to Restricted Stock Units, Shares of Restricted Stock and Other Stock-Based Awards previously awarded to Participants shall be immediately canceled or deemed achieved, the Period of Restriction applicable thereto shall immediately terminate, and all restrictions on transfer, sale, assignment, pledge or other disposition applicable to any such Shares of Restricted Stock shall immediately lapse, notwithstanding anything to the contrary in the Plan or the Award Agreement.

(c)                                  In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change-in-Control, that any Awards which are outstanding shall, in whole or in part, immediately become vested and nonforfeitable; provided, however, that if the surviving or successor corporation to the Company, or any parent or Subsidiary thereof, or any other corporation that is a party to the transaction resulting in the Change-in-Control does not agree to assume, or substitute equivalent awards for, any such Awards, or in the event of a liquidation of the Company, then immediately prior to the occurrence of such Change-in-Control, all Awards which are outstanding shall immediately become fully vested and nonforfeitable.

(d)                                 In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement or by resolution adopted prior to the occurrence of such Change-in-Control, that the target payment opportunities attainable under any outstanding Awards of Performance Units, Performance Shares, Cash-Based Awards and other Awards shall be deemed to have been fully or partially earned for any Performance Period(s), as determined by the Committee, immediately prior to the effective date of the Change-in-Control.  Notwithstanding the immediately preceding sentence to the contrary, if the surviving or successor corporation to the Company, or any parent or Subsidiary thereof, or any other corporation that is a party to the transaction resulting in the Change-in-Control does not agree to assume, or substitute equivalent awards for, any such Awards, or in the event of a liquidation of the Company, then the target payment opportunities attainable under any outstanding Awards of Performance Units, Performance Shares, Cash-Based Awards and other Awards shall be deemed to have been fully earned for the entire Performance Period(s) immediately prior to the effective date of the Change-in-Control, subject to a determination by the Committee, and (i) there shall be paid out to each Participant holding such an Award denominated in Shares, not later than five (5) days prior to the effective date of the Change-in-Control, a pro rata number of Shares (or the equivalent Fair Market Value thereof, as determined by the Committee, in cash) based upon an assumed achievement of all relevant targeted performance goals, unless actual performance exceeds the target, in which case actual performance shall be used, and upon the length of time within the Performance Period which has elapsed prior to the Change-in-Control, and (ii) Awards denominated in cash shall be paid pro rata to applicable Participants in cash within thirty (30) days following the effective date of the Change-in-Control, with the pro-ration determined as a function of the length of time within the Performance Period which has elapsed prior to the Change-in-Control, and based on an assumed achievement of all relevant targeted performance goals, unless actual performance exceeds the target, in which case actual performance shall be used.

(e)                                  In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of such Change-in-Control, that any Award the payment or settlement of which was deferred or otherwise may be paid or distributed immediately prior to the Change-in-Control, except as otherwise provided by the Committee in accordance with Section 15.1(f); provided, however, that if the surviving or successor corporation to the Company, or any parent or Subsidiary thereof, or any other corporation that is a party to the transaction resulting in the Change-in-Control does not agree to assume, or substitute equivalent awards for, any such Awards, or in the event of a liquidation of the Company, then any such Award shall be paid or distributed immediately prior to such Change-in-Control, except as otherwise provided by the Committee in accordance with Section 15.1(f).

(f)                                   In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change-in-Control, that any outstanding Award shall be adjusted by substituting for each Share subject to such Award immediately prior to the transaction resulting in the Change-in-Control the consideration (whether stock or other securities of the surviving corporation or any successor corporation to the Company, or a parent or Subsidiary thereof, or that may be issuable by another corporation that is a party to the transaction resulting in the Change-in-Control) received in such transaction by holders of Shares for each Share held on the closing or effective date of such transaction, in which event the aggregate Option Price or Grant Price, as applicable, of the Award shall remain the same; provided, however, that if such consideration received in such transaction is not solely stock of a successor, surviving or other corporation, the Committee may provide for the consideration to be received upon exercise or payment of an Award, for each Share subject to such Award, to be solely stock or other securities of the successor, surviving or other corporation, as applicable, equal in Fair Market Value, as determined by the Committee, to the per-Share consideration received by holders of Shares in such transaction.

(g)                                  In its discretion, and on such terms and conditions as it deems appropriate, the Committee may provide, either by the terms of the Award Agreement applicable to any Award or by resolution adopted prior to the occurrence of the Change-in-Control, that any outstanding Award (or portion thereof) shall be converted into a right to receive cash, on or as soon as practicable following the closing date or expiration date of the transaction resulting in the Change-in-Control in an amount equal to the highest value of the consideration to be received in connection with such transaction for one Share, or, if higher, the highest Fair Market Value of a Share during the thirty (30) consecutive business days immediately prior to the closing date or expiration date of such transaction, less the per-Share Option Price, Grant Price or outstanding unpaid purchase price, as applicable to the Award, multiplied by the number of Shares subject to such Award, or the applicable portion thereof.

(h)                                 The Committee may, in its discretion, provide that an Award can or cannot be exercised after, or will otherwise terminate or not terminate as of, a Change-in-Control.

15.2                        No Implied Rights; Other Limitations.  No Participant shall have any right to prevent the consummation of any of the acts described in Section 4.3 or 15.1 affecting the number of Shares available to, or other entitlement of, such Participant under the Plan or such Participant’s Award.  Any actions or determinations of the Committee under this Article XV need not be uniform as to all outstanding Awards, nor treat all Participants identically.  Notwithstanding any provision of Section 15.1 to the contrary, no actions of the Committee under Section 15.1 shall materially impair the previously accrued rights of a Participant under any outstanding Award without the written consent of such Participant unless otherwise provided in the applicable Award Agreement.  Notwithstanding the adjustments described in Section 15.1, in no event may any Option or SAR be exercised after ten (10) years from the date it was originally granted, and any changes to ISOs pursuant to this Article XV shall, unless the Committee determines otherwise, only be effective to the extent such adjustments or changes do not cause a “modification” (within the meaning of Section 424(h)(3) of the Code) of such ISOs or adversely affect the tax status of such ISOs.

15.3                        Termination, Amendment, and Modifications of Change-in-Control Provisions.  Notwithstanding any other provision of the Plan (but subject to the limitations of Section 15.1(h), the last sentence of Section 16.1 and Section 16.2) or any Award Agreement provision, the provisions of this Article XV may not be terminated, amended, or modified on or after the date of a Change-in-Control to materially impair any Participant’s Award theretofore granted and then outstanding under the Plan without the prior written consent of such Participant.

ARTICLE XVI.
AMENDMENT, MODIFICATION, AND TERMINATION

16.1                        Amendment, Modification, and Termination.  The Board may, at any time and with or without prior Notice, amend, alter, suspend, or terminate the Plan, and the Committee may, to the extent permitted by the Plan, amend the terms of any Award theretofore granted, including any Award Agreement, in each case, retroactively or prospectively; provided, however, that no such amendment, alteration, suspension, or termination of the Plan shall be made which, without first obtaining approval of the shareholders of the Company (where such approval is necessary to satisfy (i) the then-applicable requirements of Rule 16b-3, (ii) any requirements under the Code relating to ISOs or for exemption from Section 162(m) of the Code, or (iii) any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange)), would:

(a)                                 except as is provided in Section 4.3, increase the maximum number of Shares which may be sold or awarded under the Plan or increase the maximum limitations set forth in Section 4.2;

(b)                                 except as is provided in Section 4.3, decrease the minimum Option Price or Grant Price requirements of Sections 6.3 and 7.2, respectively;

(c)                                  change the class of Persons eligible to receive Awards under the Plan;

(d)                                 change the Performance Measures set forth in Section 11.1;

(e)                                  extend the duration of the Plan or the period during which Options or SARs may be exercised under Section 6.4 or 7.5, as applicable; or

(f)                                   otherwise require shareholder approval to comply with any applicable law, regulation or rule (including the applicable regulations and rules of the SEC and any national securities exchange).

In addition, (A) no such amendment, alteration, suspension or termination of the Plan or any Award theretofore granted, including any Award Agreement, shall be made which would materially impair the previously accrued rights of a Participant under any outstanding Award without the written consent of such Participant, provided, however, that the Board may amend or alter the Plan and the Committee may amend or alter any Award, including any Agreement, either retroactively or prospectively, without the consent of the applicable Participant, (x) so as to preserve or come within any exemptions from liability under Section 16(b) of the Exchange Act, pursuant to the rules and releases promulgated by the SEC (including Rule 16b-3), and/or so that any Award that is intended to qualify as Performance-Based Compensation shall qualify for the performance-based compensation exception under Code Section 162(m) (or any successor provision), or (y) if the Board or the Committee determines in its discretion that such amendment or alteration either (I) is required or advisable for the Company, the Plan or the Award to satisfy, comply with or meet the requirements of any law, regulation, rule or accounting standard or (II) is not reasonably likely to significantly diminish the benefits provided under such Award, or that such diminishment has been or will be adequately compensated, and (B) notwithstanding any other provisions of the Plan, neither the Board nor the Committee may take any action:  (1) to amend the terms of an outstanding Option or SAR to reduce the Option Price or Grant Price thereof, cancel an Option or SAR and replace it with a new Option or SAR with a lower Option Price or Grant Price, or that has an economic effect that is the same as any such reduction or cancellation; or (2) to cancel an outstanding Option or SAR having an Option Price or Grant Price above the then-current Fair Market Value of the Shares in exchange for cash or the grant of another type of Award, without, in each such case, first obtaining approval of the shareholders of the Company of such action.

16.2                        Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Board or the Committee shall make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.  Any such adjustment with respect to an Award intended to be an ISO shall be made only to the extent consistent with such intent, unless the Board or the Committee determines otherwise, and any such adjustment that is made with respect to an Award that is intended to qualify as Performance-Based Compensation shall be made consistent with the intent that such Award qualify for the performance-based compensation exception under Code Section 162(m) (or any successor provision).  The determination of the Committee as to the foregoing adjustments shall be conclusive and binding on Participants under the Plan.

ARTICLE XVII.
TAX WITHHOLDING AND OTHER TAX MATTERS

17.1                        Tax Withholding.  The Company and/or any Subsidiary or Affiliate are authorized to withhold from any Award granted or payment due under the Plan the amount of all Federal, state, local and non-United States taxes due in respect of such Award or payment and take any such other action as may be necessary or appropriate, as determined by the Committee, to satisfy all obligations for the payment of such taxes.  The recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company, as determined in the Committee’s discretion, for the satisfaction of any tax obligations that arise by reason of any such payment or distribution.  The Company shall not be required to make any payment or distribution under or relating to the Plan or any Award until such obligations are satisfied or such arrangements are made, as determined by the Committee in its discretion.

17.2                        Withholding or Tendering Shares.  Without limiting the generality of Section 17.1, the Committee may in its discretion permit a Participant to satisfy or arrange to satisfy, in whole or in part, the tax obligations incident to an Award by:  (a) electing to have the Company withhold Shares or other property otherwise deliverable to such Participant pursuant to his or her Award and/or (b) tendering to the Company Shares owned by such Participant (or by such Participant and his or her spouse jointly) and purchased or held for the requisite period of time as may be required to avoid the Company’s or the Affiliates’ or Subsidiaries’ incurring an adverse accounting charge, based, in each case, on the Fair Market Value of the Shares on the payment date as determined by the Committee.  All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

17.3                        Restrictions.  The satisfaction of tax obligations pursuant to this Article XVII shall be subject to such restrictions as the Committee may impose, including any restrictions required by applicable law or the rules and regulations of the SEC, and shall be construed consistent with an intent to comply with any such applicable laws, rule and regulations.

17.4                        Special ISO Obligations.  The Committee may require a Participant to give prompt written Notice to the Company concerning any disposition of Shares received upon the exercise of an ISO within:  (i) two (2) years from the date of granting such ISO to such Participant or (ii) one (1) year from the transfer of such Shares to such Participant or (iii) such other period as the Committee may from time to time determine.  The Committee may direct that a Participant with respect to an ISO undertake in the applicable Award Agreement to give such written Notice described in the preceding sentence, at such time and containing such information as the Committee may prescribe, and/or that the certificates evidencing Shares acquired by exercise of an ISO refer to such requirement to give such Notice.

17.5                        Section 83(b) Election.  If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.  Neither the Company nor any Subsidiary or Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

17.6                        No Guarantee of Favorable Tax Treatment.  Although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law.  The Company shall not be liable to any Participant for any tax, interest, or penalties the Participant might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

ARTICLE XVIII.
LIMITS OF LIABILITY; INDEMNIFICATION

18.1                        Limits of Liability.

(a)                                 Any liability of the Company or a Subsidiary or Affiliate to any Participant with respect to any Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

(b)                                 None of the Company, any Subsidiary, any Affiliate, any member of the Board or the Committee or any other Person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability, in the absence of bad faith, to any party for any action taken or not taken in connection with the Plan, except as may expressly be provided by statute.

(c)                                  Each member of the Committee, while serving as such, shall be considered to be acting in his or her capacity as a Director of the Company.  Members of the Board of Directors and members of the Committee acting under the Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

(d)                                 The Company shall not be liable to a Participant or any other Person as to:  (i) the non-issuance of Shares as to which the Company has been unable to obtain from any regulatory body having relevant jurisdiction the authority deemed by the

Committee or the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, and (ii) any tax consequence expected, but not realized, by any Participant or other Person due to the receipt, exercise or settlement of any Option or other Award.

18.2                        Indemnification.  Subject to the requirements of California law, each person who is or shall have been a member of the Committee and each delegate of such Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved in by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided that the Company is given an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it personally. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

ARTICLE XIX.
SUCCESSORS

19.1                        Successors.  All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XX.
MISCELLANEOUS

20.1                        Drafting Context.  Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.  The words “Article,” “Section,” and “paragraph” herein shall refer to provisions of the Plan, unless expressly indicated otherwise. The words “include,” “includes,” and “including” herein shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import, unless the context otherwise requires.

20.2                        Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.3                        Exercise and Payment of Awards.  An Award shall be deemed exercised or claimed when the Secretary of the Company or any other Company official or other person designated by the Committee for such purpose receives appropriate written Notice from a Participant, in form acceptable to the Committee, together with payment of the applicable Option

Price, Grant Price or other purchase price, if any, and compliance with Article XVII, in accordance with the Plan and such Participant’s Award Agreement.

20.4                        No Effect on Other Plans.  Neither the adoption of the Plan nor anything contained herein shall affect any other compensation or incentive plans or arrangements of the Company or any Subsidiary or Affiliate, or prevent or limit the right of the Company or any Subsidiary or Affiliate to establish any other forms of incentives or compensation for their directors, officers, eligible employees or consultants or grant or assume options or other rights otherwise than under the Plan.

20.5                        Section 16 of Exchange Act and Code Section 162(m).  Unless otherwise stated in the Award Agreement, notwithstanding any other provision of the Plan, any Award granted to an Insider shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule, and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such limitations.  Furthermore, notwithstanding any other provision of the Plan or an Award Agreement, any Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be subject to any applicable limitations set forth in Code Section 162(m) or any regulations or rulings issued thereunder (including any amendment to the foregoing) that are requirements for qualification as “other performance-based compensation” as described in Code Section 162(m)(4)(C), and the Plan and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements and no action of the Committee that would cause such Award not to so qualify shall be effective.

20.6                        Requirements of Law; Limitations on Awards.

(a)                                 The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

(b)                                 If at any time the Committee shall determine, in its discretion, that the listing, registration and/or qualification of Shares upon any securities exchange or under any state, Federal or non-United States law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares hereunder, the Company shall have no obligation to allow the grant, exercise or payment of any Award, or to issue or deliver evidence of title for Shares issued under the Plan, in whole or in part, unless and until such listing, registration, qualification, consent and/or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Committee.

(c)                                  If at any time counsel to the Company shall be of the opinion that any sale or delivery of Shares pursuant to an Award is or may be in the circumstances unlawful or result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act, or otherwise with respect to Shares or Awards and the right to exercise or payment of any Option or Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company or any Subsidiary or Affiliate.

(d)                                 Upon termination of any period of suspension under this Section 20.6, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all Shares available before such suspension and as to the Shares which would otherwise have become available during the period of such suspension, but no suspension shall extend the term of any Award.

(e)                                  The Committee may require each person receiving Shares in connection with any Award under the Plan to represent and agree with the Company in writing that such person is acquiring such Shares for investment without a view to the distribution thereof, and/or provide such other representations and agreements as the Committee may prescribe.  The Committee, in its absolute discretion, may impose such restrictions on the ownership and transferability of the Shares purchasable or otherwise receivable by any person under any Award as it deems appropriate.  Any such restrictions shall be set forth in the applicable Award Agreement, and the certificates evidencing such Shares may include any legend that the Committee deems appropriate to reflect any such restrictions.

(f)                                   An Award and any Shares received upon the exercise or payment of an Award shall be subject to such other transfer and/or ownership restrictions and/or legending requirements as the Committee may establish in its discretion and may be referred to on the certificates evidencing such Shares, including restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

20.7                        Participants Deemed to Accept Plan.  By accepting any benefit under the Plan, each Participant and each Person claiming under or through any such Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, all of the terms and conditions of the Plan and any action taken under the Plan by the Board, the Committee or the Company, in any case in accordance with the terms and conditions of the Plan.

20.8                        Governing Law.  The Plan and all Award Agreements and other agreements hereunder shall be construed in accordance with and governed by the laws of the state of California, without giving effect to the choice of law principles thereof, except to the extent superseded by applicable United States federal law.  Unless otherwise provided in the Award Agreement, Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of California, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

20.9                        Plan Unfunded.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the issuance of Shares or the payment of cash upon exercise or payment of any Award.  Proceeds from the sale of Shares pursuant to Options or other Awards granted under the Plan shall constitute general funds of the Company.

20.10                 No Fractional Shares.  An Option or other Award shall not be exercisable with respect to a fractional Share.  No fractional Shares shall be issued upon the exercise or payment of an Option or other Award.

20.11                 Clawback.  Any Awards under the Plan are subject to any policy, whether in existence as of the Effective Date or later established by the Company that provides for the clawback or recovery of amounts paid to Participants under circumstances requiring clawback or recovery as set forth in the policy.  Such policy will apply even if the Participant is not subject to the policy when the Award was granted or settled but the Participant later becomes subject to the policy.  The Committee will make any determinations for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.